Exhibit (d)(2)


--------------------------                                    ------------------
RIGHTS CERTIFICATE  NUMBER                                    CUSIP NUMBER

----------------------------           -----------            ------------------
SHARES ELIGIBLE TO SUBSCRIBE             RIGHTS               RECORD DATE SHARES


                           BLUE CHIP VALUE FUND, INC.
                        SUBSCRIPTION FOR RIGHTS OFFERING
                                ___________, 2002

SUBSCRIPTION CERTIFICATE

     The registered owner of this Subscription Certificate is entitled to subscribe for one share (a "Share") of the Common Stock of Blue Chip Value Fund, Inc. for every ____ (_) rights ("Rights") held, one of which has been issued for each share of Common Stock owned of record on ___________, 2002 (the "Record Date"). If such registered owner subscribes for the maximum number of Shares to which he or she is entitled through the Primary Subscription Privilege, he or she is entitled to subscribe for an unlimited number of additional Shares not otherwise subscribed for pursuant to the Over-Subscription Privilege, subject to proration as described in the Prospectus dated ___________, 2002, if there are sufficient available Shares. For purposes of determining the number of Shares a holder may acquire, shareholders whose shares are held of record on the Record Date by a depository or nominee will be deemed to be holders of the Rights that are issued to such depository or nominee. All subscriptions are subject to the terms and conditions set forth herein and in the Prospectus.

                                        By: Mellon Bank, N.A.
                                            as Subscription Agent

     THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK TIME, ON ____________, 2002 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

     THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SHARES OF COMMON STOCK OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SHARES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

SUBSCRIPTION TO PURCHASE SHARES OF COMMON STOCK OF BLUE CHIP VALUE FUND, INC. RETURN TO: MELLON BANK, N.A., C/O MELLON INVESTOR SERVICES LLC

BY MAIL:                      BY OVERNIGHT COURIER:               BY HAND:
--------                      ---------------------               --------
Mellon Bank, N.A.             Mellon Bank, N.A.                   Mellon Bank, N.A.
c/o Mellon Investor           c/o Mellon Investor Services LLC    c/o Mellon Investor Services LLC
Services LLC                  85 Challenger Road                  120 Broadway, 13th Floor
P.O. Box 3301                 Overpeck Centre                     New York, NY 10271
South Hackensack, NJ 07606    Ridgefield Park, NJ 07660
                              Attention: Reorganization

1. Number of Shares subscribed for through the Primary Subscription Privilege (not to exceed one Share for each ____ Rights held):


                       ----------------------------------
                                     Shares

2. Number of Shares subscribed for through the Over-Subscription Privilege (No limit, except Primary Subscription must be fully exercised):


                       ----------------------------------
                                     Shares

3.   Total Subscription Price (sum of lines 1 and 2 multiplied by $______):
     $_______


4.   Method of Payment (Check (A) or (B)):

     [ ] (A) Certified, Cashier's or personal check or money order payable to Mellon Investor Services LLC (acting on behalf of Mellon Bank, N.A.)

                                       or

     [ ]  (B)  Wire Transfer Directed to Chase Manhattan Bank, New York, NY, ABA
               #021000021, Reorg Acct # 323-885489, FBO, Blue Chip Attn: Mellon Investor Services LLC, Evelyn O'Connor

     [ ] Notice of Guaranteed Delivery, together with payment of the full subscription price

AGREEMENT AND SIGNATURE

     I hereby irrevocably subscribe for the number of Shares indicated above upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

DATED: _______________, 2002

____________________________

____________________________

Please date and sign exactly as your name appears on the reverse side of this Subscription Certificate. Joint owners should each sign. If signing as executor, administrator, attorney, trustee or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer, if a partnership, sign in the name of authorized person.

TO BE EXECUTED ONLY BY NON-UNITED STATES RESIDENTS:

     I hereby certify that the foregoing purchase of Shares has been effected in accordance with the applicable laws of the jurisdiction in which I reside.

DATED: _______________, 2002

____________________________

____________________________